Exhibit 99.1
STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share Data)

	Year ended December 31,
		2006 (As
	2007	Restated)

Revenues	$811,326	$665,923
Cost of goods sold	801,752	654,718

Gross profit	9,574	11,205

Selling, general and administrative expenses	11,843	8,347
Impairment of long-lived assets	4,288	127,653
Other income	(225)	(15,724)
Interest and debt related expenses (net of interest income)	15,706	10,079

Loss from continuing operations before income tax	(22,038)	(119,150)
Benefit for income taxes	(5,503)	(14,488)

Loss from continuing operations	$(16,535)	$(104,662)
Loss from discontinued operations	(2,393)	(997)

Net loss	$(18,928)	$(105,659)
Preferred stock dividends	17,550	11,774

Net loss attributable to common stockholders	$(36,478)	$(117,433)

Loss per share of common stock attributable to common stockholders, basic and diluted:
Loss from continuing operations	$(12.05)	$(41.17)
Loss from discontinued operations	(0.85)	(0.35)

Net loss per share, basic and diluted	$(12.90)	$(41.52)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands, Except Share Data)

	December 31,
		2006 (As
	2007	Restated)
ASSETS
Current assets:
Cash and cash equivalents	$100,183	$20,690
Accounts receivable, net of allowance of $39 and $367, respectively	85,152	63,289
Inventories, net	20,753	62,078
Prepaid expenses	3,129	3,215
Deferred tax asset	5,029	3,044
Assets of discontinued operations	—	20

Total current assets	214,246	152,336

Property, plant and equipment, net	77,677	83,833
Other assets, net	14,521	9,654

Total assets	$306,444	$245,823

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:
Accounts payable	$17,078	$39,123
Accrued liabilities	30,629	16,316
Liabilities of discontinued operations	325	217

Total current liabilities	48,032	55,656

Long-term debt	150,000	100,579
Deferred income tax liability	5,029	—
Deferred credits and other liabilities	77,604	55,847
Commitments and contingencies
Redeemable preferred stock	99,866	82,316
Stockholders’ equity:
Common stock, $.01 par value(shares authorized 20,000,000; shares issued and outstanding 2,828,460)	28	28
Additional paid-in capital	141,174	158,691
Accumulated deficit	(232,542)	(213,614)
Accumulated other comprehensive income	17,253	6,320

Total stockholders’ deficiency in assets	(74,087)	(48,575)

Total liabilities and stockholders’ deficiency in assets	$306,444	$245,823

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Year ended December 31,
		2006 (As
	2007	Restated)
Cash flows from operating activities:
Net loss	$(18,928)	$(105,659)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bad debt benefit	(213)	(571)
Depreciation and amortization	10,908	30,476
Interest amortization	933	400
Unearned income amortization	(1,064)	—
Impairment of long-lived assets	4,288	127,653
Lower-of-cost-or-market adjustment	1,363	—
Deferred tax benefit	—	(8,438)
Gain on disposal of property, plant and equipment	(182)	(4,917)
Other	1,066	154
Change in assets/liabilities:
Accounts receivable	(21,630)	(4,514)
Inventories	39,933	(22,608)
Prepaid expenses	86	1,673
Other assets	(2,160)	(2,105)
Accounts payable	(21,933)	(4,140)
Accrued liabilities	18,106	(10,314)
Other liabilities	33,754	(11,298)

Net cash provided by (used in) operating activities	44,327	(14,208)

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(6,411)	(11,547)
Insurance proceeds relating to property, plant and equipment	—	1,960
Cash used for dismantling	—	(669)
Net proceeds from the sale of property, plant and equipment	182	2,957

Net cash used in investing activities	(6,229)	(7,299)

Cash flows provided by financing activities:
Repayment of Old Secured Notes	(100,579)	—
Proceeds from the issuance of Secured Notes	150,000	—
Debt issuance costs	(8,026)	—

Net cash provided by financing activities	41,395	—

Net increase (decrease) in cash and cash equivalents	79,493	(21,507)
Cash and cash equivalents — beginning of year	20,690	42,197

Cash and cash equivalents — end of year	$100,183	$20,690

Supplemental disclosures of cash flow information:
Interest paid, net of interest income received	$11,438	$10,508
Cash paid for income taxes	299	60
The accompanying notes are an integral part of the condensed consolidated financial statements.

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for the year ended December 31, 2007 and 2006 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-K for the year ended December 31, 2007. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-K for the year ended December 31, 2007. In the following tables (including the footnotes thereto), dollars are in thousands.

	Year ended December 31,
	2007	2006
Statement of Operations Data:
Revenues	$811,326	$665,923
Cost of goods sold	801,752	654,718

Gross profit	9,574	11,205
Selling, general and administrative expenses	11,843	8,347
Impairment of long-lived assets	4,288	127,653
Other income	(225)	(15,724)
Interest and debt related expenses (net of interest income)	15,706	10,079

Loss from continuing operations before income tax	$(22,038)	$(119,150)
Benefit for income taxes	(5,503)	(14,488)

Loss from continuing operations	$(16,535)	$(104,662)
Loss from discontinued operations, net of tax	(2,393)	(997)

Net loss	$(18,928)	$(105,659)

Other Financial Data:
Adjusted EBITDA(1)	$7,800	$49,058

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
          The following table reconciles our Adjusted EBITDA to net loss:

	Reconciliation of Net Loss to Adjusted EBITDA
	Year ended December 31,
	2007	2006
Net loss	$(18,928)	$(105,659)
Plus:
Interest and debt-related expense, net	15,706	10,079
Loss from discontinued operations, net of tax	2,393	997
Depreciation and amortization	10,908	30,476
Unearned income amortization	(1,064)	—
Impairment of long-lived assets	4,288	127,653
Benefit for income taxes	(5,503)	(14,488)

Adjusted EBITDA	$7,800	$49,058

	Segment Adjusted EBITDA
	Year ended December 31,
	2007	2006
Segment adjusted EBITDA:
Acetic acid	$26,627	$30,453
Plasticizers	2,113	2,825
Styrene	(23,344)	(2,872)
Other(2)	2,404	18,652

Total adjusted EBITDA	$7,800	$49,058

(2)	In 2006, we recorded other income of $15.7 million which primarily consisted of the recognition of final settlement of our claims under our property damage and business interruption insurance policies related to the September 2005 fire that occurred in our styrene unit.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is also used as a metric for employee bonus plans.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;
•	it does not reflect changes in, or cash requirements for, our working capital requirements;
•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and
•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-K for the year ended December 31, 2007.